Exhibit 99.1

QuinStreet Reports Fourth Quarter and Fiscal Year 2019 Financial Results

FOSTER CITY, CA – August 8, 2019 -- QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the fourth quarter and fiscal year ended June 30, 2019.

For the fourth quarter, the Company reported record quarterly revenue of $122.0 million, an increase of 9% year-over-year, and GAAP net income of $3.4 million, or $0.06 per diluted share.

Adjusted net income for the fourth quarter increased 19% to $8.2 million, or $0.15 per diluted share year-over-year. Adjusted EBITDA for the fourth quarter was $10.4 million, or 9% of revenue.

For fiscal year 2019, the Company reported record annual revenue of $455.2 million, an increase of 13% year-over-year, and GAAP net income of $62.5 million, or $1.18 per diluted share. Fiscal year 2019 results include a one-time non-cash income tax benefit of $49.4 million related to the release of the tax valuation allowance previously recorded against a significant portion of the Company’s deferred tax assets.

Adjusted net income for fiscal year 2019 increased 11% to $24.7 million, or $0.47 per diluted share year–over-year. Adjusted EBITDA for fiscal year 2019 was $34.5 million, or 8% of revenue. Excluding the net one-time charge of $5.8 million related to the write-off of an outstanding receivable related to Dream Center Education Holdings (“DCEH”), adjusted EBITDA for fiscal year 2019 would have been $40.3 million, or 9% of revenue, an increase of 16% year-over-year.

QuinStreet closed the year with $62.5 million in cash and equivalents.

"Fiscal Q4 was a record revenue quarter for the Company, closing out a record revenue year. Momentum and opportunity remain strong across our bigger-than-ever footprint of client verticals, media and products," commented Doug Valenti, QuinStreet CEO. "That said, fiscal Q4 results were disappointing versus our expectations.  While the business continued to ramp, the rate of acceleration of growth was slower than forecast.

"The miss was mainly execution related. Our opportunity remains attractive, and our underlying business momentum is strong. We have made a number of organizational and reporting changes to improve execution and accelerate growth. The changes include elevating one of our most experienced operating executives, Tim Stevens, to oversee media operations.  We are already seeing indications of the positive effects of these changes, and we fully expect to deliver a new record revenue quarter in fiscal Q1.

"The secular shifts to digital media and to performance marketing continue to scale and accelerate. QuinStreet's distributed marketplace model sits at the center of these trends. We are pursuing the broadest footprint and largest number of growth initiatives in the Company’s history.

"Our outlook for fiscal year 2020 and beyond remains strong. We expect to grow full fiscal year 2020 revenue 10-15% and to deliver adjusted EBITDA margin of 10% or more," concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income, and adjusted EBITDA excluding the net DCEH receivable write-off to GAAP net income are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call in the US dial +1 800-353-6461 or + +1 334-323-0501 for international callers. A replay of the conference call will be available beginning approximately two hours after the completion of the call by entering: https://event.mymeetingroom.com/Public/WebRegistration/ZW5jPXNhQWNoekF6VklmaEhVMFVzajhMWUd3QkwyZlY3WjhFNFIzcUF2RFcrcSt3WU5HZTN0M3lzQ1dnd1lMOXlFSlRCNkpaYmxDaVUxL3k5aUhKaHJpTHRRPT0= registering your name and using passcode # 9296142  to join. The webcast of the conference will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media. QuinStreet is committed to providing consumers and businesses with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted diluted net income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense (income), net, acquisition costs, contingent consideration adjustment, shareholder litigation expense and external expenses related to the material weakness disclosed in our Annual Report on Form 10-K. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and release of deferred tax valuation allowance, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted diluted net income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition costs, contingent consideration adjustment and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense. We have disclosed adjusted EBITDA net of the DCEH receivable write-off to provide investors additional insight into our operational performance and help clarify recent events affecting our business.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, contingent consideration adjustment and release of deferred tax valuation allowance), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”,

"intend", “outlook”, "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company's business; the Company's ability to access and monetize Internet users on mobile devices; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company's ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2019, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$62,522	$64,700
Accounts receivable, net	75,628	68,492
Prepaid expenses and other assets	5,228	4,432
Total current assets	143,378	137,624
Property and equipment, net	5,410	4,211
Goodwill	82,544	62,283
Other intangible assets, net	35,118	8,573
Deferred tax assets, noncurrent	52,149	60
Other assets, noncurrent	6,012	7,545
Total assets	$324,611	$220,296
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,093	$32,506
Accrued liabilities	36,878	34,811
Deferred revenue	761	715
Other liabilities	8,967	—
Total current liabilities	83,699	68,032
Other liabilities, noncurrent	18,083	3,938
Total liabilities	101,782	71,970
Stockholders' equity:
Common stock	50	48
Additional paid-in capital	289,768	277,761
Accumulated other comprehensive loss	(366)	(380)
Accumulated deficit	(66,623)	(129,103)
Total stockholders' equity	222,829	148,326
Total liabilities and stockholders' equity	$324,611	$220,296

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net revenue	$121,964	$111,521	$455,154	$404,358
Cost of revenue (1)	107,431	94,786	393,509	345,947
Gross profit	14,533	16,735	61,645	58,411
Operating expenses: (1)
Product development	3,165	3,430	12,329	13,805
Sales and marketing	2,409	2,581	8,755	10,414
General and administrative	5,472	4,696	29,834	18,556
Operating income	3,487	6,028	10,727	15,636
Interest income	75	63	290	181
Interest expense	(173)	—	(367)	—
Other income (expense), net	29	(182)	69	687
Income before income taxes	3,418	5,909	10,719	16,504
(Provision for) benefit from income taxes	(2)	(488)	51,761	(574)
Net income	$3,416	$5,421	$62,480	$15,930

Net income per share:
Basic	$0.07	$0.11	$1.26	$0.34
Diluted	$0.06	$0.10	$1.18	$0.32

Weighted average shares used in computing net income per share:
Basic	50,277	47,528	49,581	46,417
Diluted	52,974	51,886	52,754	49,872

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,193	$1,029	$7,354	$3,982
Product development	459	494	1,606	1,949
Sales and marketing	427	301	1,358	1,222
General and administrative	1,109	741	3,810	3,029

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net income	$3,416	$5,421	$62,480	$15,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,595	1,790	8,975	7,767
Provision for sales returns and doubtful accounts receivable	76	144	9,343	525
Stock-based compensation	4,188	2,565	14,128	10,182
Deferred income taxes	2	(51)	(52,019)	(51)
Other adjustments, net	180	(192)	610	(1,108)
Changes in assets and liabilities:
Accounts receivable	(2,762)	430	(8,321)	(24,958)
Prepaid expenses and other assets	577	2,733	(545)	1,910
Other assets, noncurrent	239	302	634	1,096
Accounts payable	2,014	2,109	4,534	7,350
Accrued liabilities	(2,253)	(4,157)	(3,368)	8,489
Deferred revenue	(87)	160	46	(411)
Other liabilities, noncurrent	453	412	1,468	258
Net cash provided by operating activities	8,638	11,666	37,965	26,979
Cash Flows from Investing Activities
Capital expenditures	(779)	(214)	(1,972)	(610)
Business acquisitions	(10,581)	—	(32,737)	(14,154)
Internal software development costs	(609)	(613)	(2,336)	(2,146)
Other investing activities	(150)	193	56	1,061
Net cash used in investing activities	(12,119)	(634)	(36,989)	(15,849)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	2,075	7,863	7,789	11,028
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,108)	(1,372)	(9,891)	(6,487)
Post-closing payments related to acquisitions	(1,952)	—	(1,952)	—
Repurchases of common stock	—	—	—	(647)
Net cash (used in) provided by financing activities	(985)	6,491	(4,054)	3,894
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	88	26	105
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,482)	17,611	(3,052)	15,129
Cash, cash equivalents and restricted cash at beginning of period	67,018	47,977	65,588	50,459
Cash, cash equivalents and restricted cash at end of period	$62,536	$65,588	$62,536	$65,588
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$62,522	$64,700	$62,522	$64,700
Restricted cash included in other assets, noncurrent	14	888	14	888
Total cash, cash equivalents and restricted cash	$62,536	$65,588	$62,536	$65,588

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$3,416	$5,421	$62,480	$15,930
Amortization of intangible assets	1,766	803	5,602	3,515
Stock-based compensation	4,188	2,565	14,128	10,182
Acquisition costs	201	31	736	667
Contingent consideration adjustment	(100)	(152)	(100)	(152)
Shareholder litigation expense	—	16	23	16
Material weakness related expense	—	35	—	563
Release of deferred tax valuation allowance	—	—	(49,442)	—
Tax impact after non-GAAP items	(1,268)	(1,831)	(8,718)	(8,464)
Adjusted net income	$8,203	$6,888	$24,709	$22,257

Adjusted diluted net income per share	$0.15	$0.13	$0.47	$0.45

Weighted average shares used in computing adjusted diluted net income per share	52,974	51,886	52,754	49,872

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA AND ADJUSTED EBITDA

EXCLUDING THE NET DCEH RECEIVABLE WRITE-OFF

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$3,416	$5,421	$62,480	$15,930
Interest and other expense (income), net	69	119	8	(868)
Provision for (benefit from) taxes	2	488	(51,761)	574
Depreciation and amortization	2,595	1,790	8,975	7,767
Stock-based compensation	4,188	2,565	14,128	10,182
Acquisition costs	201	31	736	667
Contingent consideration adjustment	(100)	(152)	(100)	(152)
Shareholder litigation expense	—	16	23	16
Material weakness related expense	—	35	—	563
Adjusted EBITDA	10,371	10,313	34,489	34,679
Net DCEH receivable write-off	—	—	5,800	—
Adjusted EBITDA excluding the net DCEH receivable write-off	$10,371	$10,313	$40,289	$34,679